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                                                                    Exhibit 3.2

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                                   GSCMW, Inc.


                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is GSCMW, Inc.

                  2. The Certificate of Incorporation of the Corporation is hereby amended by striking out ARTICLE I thereof and substituting in lieu of said article the following new article:

                  "The name of the corporation is Vitaquest International Ltd."


                  3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 107 and 241 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have hereunto set my hand as the Sole Incorporator of the Corporation this 29th day of April, 1996, and I hereby affirm that the foregoing Certificate is my act and deed and the act and deed of the Corporation and that the facts stated herein are true.



                                                       /s/ PAUL D. MALEK
                                                 ----------------------------
                                                       Paul D. Malek
                                                       Sole Incorporator